COVENANT NOT TO CONVEY AND
NEGATIVE PLEDGE AGREEMENT

THIS COVENANT NOT TO CONVEY AND NEGATIVE PLEDGE AGREEMENT (this “Agreement”), is dated as of February 22, 2010, and is made by and among (i) THE KEYW CORPORATION, a Maryland corporation, THE KEYW HOLDING CORPORATION, a Maryland corporation, INTEGRATED COMPUTER CONCEPTS, INCORPORATED, a Maryland corporation, S&H ENTERPRISES OF CENTRAL MARYLAND, INC., a Maryland corporation, and THE ANALYSIS GROUP, LLC, a Virginia limited liability company (collectively, the “Borrowers”) and (b) BANK OF AMERICA, N.A., a national banking association the “Lender”).

Recitals

A.           Pursuant to a Credit and Security Agreement of even date herewith between the Borrowers and the Lender (as the same may from time to time be amended, restated, extended, supplemented or otherwise modified, the “Credit Agreement”), the Lender has agreed to make available to the Borrowers certain committed and uncommitted secured credit facilities in the aggregate amount not to exceed $32,500,000 at any one time outstanding. Capitalized terms used in this Agreement have the respective meanings assigned to them in the Credit Agreement.

B.           The Borrowers will directly and indirectly benefit from the credit accommodations provided by the Credit Agreement.

C.           Pursuant to the Credit Agreement, the Lender has agreed not to require the Borrowers to provide a security interest in their personal property other than the Collateral identified in the Credit Agreement (namely, the Borrowers’ Accounts, Deposit Accounts at the Lender, and the proceeds and products thereof). In consideration for such agreement, the Lender has required the Borrowers to execute this Agreement in favor of the Lender.

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Negative Pledge/Covenant Not to Encumber. Each of the Borrowers agrees that it shall not, without the Lender’s prior written consent, convey, or incur, create, assume, suffer or permit to exist any lien (except for liens for taxes not yet due and payable, liens otherwise arising by statute for amounts not yet due and payable or payable without penalty), pledge, grant a security interest, or otherwise encumber any assets now or hereafter owned by such Borrower (the “Property”), or enter into any agreement, document, instrument or other arrangement (except with or in favor of the Lender) with any Person which directly or indirectly prohibits or has the effect of prohibiting the Borrower from creating Liens upon any of such Property, other than Liens in favor of the Lender or other Permitted Liens.

Covenant Not to Convey and Negative Pledge Agreement

2.           Representations and Warranties.  Each Borrower hereby represents and warrants to the Lender that as of the date hereof: (a) the execution and delivery of this Agreement and the performance by each of them and each of their respective obligations hereunder are within its organizational powers, have been duly authorized by all necessary organizational action, have received all necessary governmental approvals (if any shall be required), and do not and will not contravene or conflict with any provision of law or of its constituent documents, or any material agreement binding upon or applicable to it or any of its property, and (b) this Agreement is the legal, valid and binding obligation of each, enforceable against each in accordance with its terms, except to the extent such enforceability may be limited by general equitable principles or bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors rights generally.

3.           Miscellaneous.

(a)           This Agreement shall be binding upon the Borrowers, the Lender, and their respective successors and assigns, and shall inure to the benefit of the Lender, the Borrowers and their respective successors and assigns.

(b)           Time is of the essence of this Agreement.

(c)           No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective or binding upon the Lender unless the Lender shall first have given its written consent thereto, or on any Borrower until such Borrower shall have first given its written consent thereto.

(d)           This Agreement may be executed in counterparts and each such counterpart shall constitute an original and all such counterparts together shall constitute one and the same instrument. This Agreement may be delivered by facsimile transmission with the same effect as if originally executed counterparts were personally delivered to each of the parties hereto.

(e)           As indicated in the recitals above, all terms used herein which are defined in the Credit Agreement shall have the meanings given them therein, unless the terms are specifically defined herein, sections headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning or interpretation of this Agreement.

(f)           The Lender and the Borrowers are hereby authorized to demand specific performance of the provisions of this Agreement, at any time when any other party hereto shall have failed to comply with any provision hereof. Each party hereto hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

(g)           Each party hereto will, upon the written request of any other party hereto, from time to time execute and deliver, or cause to be executed and delivered, such further instruments and agreements and do or cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions of this Agreement.

(h)           This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

[SIGNATURES ON FOLLOWING PAGE]

Covenant Not to Convey and Negative Pledge Agreement

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly signed, sealed and delivered, all as of the day and year first above written.

THE KEYW HOLDING CORPORATION

By:	/s/ Leonard E. Moodispaw	(SEAL)
Name: Leonard E. Moodispaw
Title: Chief Executive Officer

THE KEYW CORPORATION

By:	/s/ Leonard E. Moodispaw	(SEAL)
Name: Leonard E. Moodispaw
Title: Chief Executive Officer

INTEGRATED COMPUTER CONCEPTS, INCORPORATED

By:	/s/ John E. Krobath	(SEAL)
Name: John E. Krobath
Title: Chief Financial Officer

S&H ENTERPRISES OF CENTRAL MARYLAND, INC.

By:	/s/ John E. Krobath	(SEAL)
Name: John E. Krobath
Title: Chief Financial Officer

THE ANALYSIS GROUP, LLC

By:	/s/ John E. Krobath	(SEAL)
Name: John E. Krobath
Title: Chief Financial Officer

Covenant Not to Convey and Negative Pledge Agreement

BANK OF AMERICA, N.A.,

By:	/s/ Mark A. Zirkle	(SEAL)
Name: Mark A. Zirkle
Title: Vice President

Covenant Not to Convey and Negative Pledge Agreement